EXHIBIT A

We, the signatories of the Statement on Schedule 13G to which this Joint Filing Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: May 8, 2026

BROOKFIELD PUBLIC SECURITIES GROUP LLC

By:	/s/ Kevin Christy
	Name:	Kevin Christy
	Title:	Chief Compliance Officer

BROOKFIELD ASSET MANAGEMENT LTD.

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Managing Director, Legal & Regulatory

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
	Name:	Swati Mandava
	Title:	Managing Director, Legal & Regulatory

BAM PARTNERS TRUST

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Secretary